 Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2016, relating to the consolidated financial statements of Newpark Resources, Inc. and subsidiaries (the “Company”), and the effectiveness of the Company's internal control over financial reporting, appearing in this Annual Report on Form 10-K of Newpark Resources, Inc. for the year ended December 31, 2015.

/s/ Deloitte & Touche LLP

Houston, Texas

May 19, 2016